                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.1

                             SCG HOLDING CORPORATION
                    SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

                     12% Senior Subordinated Notes due 2009

                          ---------------------------

                                    INDENTURE

                           Dated as of August 4, 1999

                          ---------------------------

                      State Street Bank and Trust Company,
                                   as Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.................................................... 1
Section 1.02.  Other Definitions..............................................21
Section 1.03.  Incorporation by Reference of Trust Indenture Act..............22
Section 1.04.  Rules of Construction..........................................22

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.  Form and Dating................................................23
Section 2.02.  Execution and Authentication...................................23
Section 2.03.  Registrar and Paying Agent.....................................24
Section 2.04.  Paying Agent to Hold Money in Trust............................25
Section 2.05.  Holder Lists...................................................25
Section 2.06.  Transfer and Exchange..........................................25
Section 2.07.  Replacement Notes..............................................26
Section 2.08.  Outstanding Notes..............................................26
Section 2.09.  Temporary Notes................................................27
Section 2.10.  Cancellation...................................................27
Section 2.11.  Defaulted Interest.............................................27
Section 2.12.  CUSIP and "ISIN" Numbers.......................................27
Section 2.13.  Computation of Interest........................................28

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.  Notices to Trustee.............................................28
Section 3.02.  Selection of Notes To Be Redeemed..............................28
Section 3.03.  Notice of Redemption...........................................28
Section 3.04.  Effect of Notice of Redemption.................................29
Section 3.05.  Deposit of Redemption Price....................................29
Section 3.06.  Notes Redeemed in Part.........................................30

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.  Payment of Notes...............................................30
Section 4.02.  Commission Reports.............................................30
Section 4.03.  Limitation on Indebtedness.....................................30

Section 4.04.  Limitation on Restricted Payments..............................34
Section 4.05.  Limitation on Restrictions on Distributions from Restricted
               Subsidiaries...................................................38
Section 4.06.  Limitation on Sales of Assets and Subsidiary Stock.............40
Section 4.07.  Limitation on Transactions with Affiliates.....................43
Section 4.08.  Change of Control..............................................44
Section 4.09.  Compliance Certificate.........................................46
Section 4.10.  Further Instruments and Acts...................................46
Section 4.11.  Future Note Guarantors.........................................46
Section 4.12.  Limitation on Lines of Business................................46
Section 4.13.  Limitation on the Sale or Issuance of Capital Stock of
               Restricted Subsidiaries........................................46

                                    ARTICLE 5

                                SUCCESSOR COMPANY

Section 5.01.  When Company May Merge or Transfer Assets......................47

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default..............................................49
Section 6.02.  Acceleration...................................................51
Section 6.03.  Other Remedies.................................................51
Section 6.04.  Waiver of Past Defaults........................................52
Section 6.05.  Control by Majority............................................52
Section 6.06.  Limitation on Suits............................................52
Section 6.07.  Rights of Holders to Receive Payment...........................53
Section 6.08.  Collection Suit by Trustee.....................................53
Section 6.09.  Trustee May File Proofs of Claim...............................53
Section 6.10.  Priorities.....................................................53
Section 6.11.  Undertaking for Costs..........................................54
Section 6.12.  Waiver of Stay or Extension Laws...............................54

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.  Duties of Trustee..............................................54
Section 7.02.  Rights of Trustee..............................................55
Section 7.03.  Individual Rights of Trustee...................................56
Section 7.04.  Trustee's Disclaimer...........................................56
Section 7.05.  Notice of Defaults.............................................57
Section 7.06.  Reports by Trustee to Holders..................................57
Section 7.07.  Compensation and Indemnity.....................................57
Section 7.08.  Replacement of Trustee.........................................58

Section 7.09.  Successor Trustee by Merger....................................59
Section 7.10.  Eligibility; Disqualification..................................59
Section 7.11.  Preferential Collection of Claims Against the Issuers..........59

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.  Discharge of Liability on Notes;Defeasance.....................59
Section 8.02.  Conditions to Defeasance.......................................61
Section 8.03.  Application of Trust Money.....................................62
Section 8.04.  Repayment to the Issuers.......................................62
Section 8.05.  Indemnity for Government Obligations...........................62
Section 8.06.  Reinstatement..................................................62

                                    ARTICLE 9

                                   AMENDMENTS

Section 9.01.  Without Consent of Holders.....................................63
Section 9.02.  With Consent of Holders........................................64
Section 9.03.  Compliance with Trust Indenture Act............................65
Section 9.04.  Revocation and Effect of Consents and Waivers..................65
Section 9.05.  Notation on or Exchange of Notes...............................65
Section 9.06.  Trustee to Sign Amendments.....................................66
Section 9.07.  Payment for Consent............................................66

                             ARTICLE 10

                            SUBORDINATION

Section 10.01. Agreement To Subordinate.......................................66
Section 10.02. Liquidation, Dissolution, Bankruptcy...........................66
Section 10.03. Default on Senior Indebtedness.................................67
Section 10.04. Acceleration of Payment of Notes...............................68
Section 10.05. When Distribution Must Be Paid Over............................68
Section 10.06. Subrogation....................................................68
Section 10.07. Relative Rights................................................68
Section 10.08. Subordination May Not Be Impaired by Company...................69
Section 10.09. Rights of Trustee and Paying Agent.............................69
Section 10.10. Distribution or Notice to Representative.......................69
Section 10.11. Article 10 Not To Prevent Events of Default or Limit Right To
               Accelerate.....................................................69
Section 10.12. Trust Monies Not Subordinated..................................69
Section 10.13. Trustee Entitled To Rely.......................................70
Section 10.14. Trustee To Effectuate Subordination............................70
Section 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness.......70

Section 10.16. Reliance by Holders of Senior Indebtedness on Subordination
               Provisions.....................................................70

                                   ARTICLE 11

                                 NOTE GUARANTEES

Section 11.01. Note Guarantees................................................71
Section 11.02. Limitation on Liability........................................73
Section 11.03. Successors and Assigns.........................................74
Section 11.04. No Waiver......................................................74
Section 11.05. Modification...................................................74
Section 11.06. Execution of Supplemental Indenture for Future Note
               Guarantors.....................................................74
Section 11.07. Non-Impairment.................................................74

                                   ARTICLE 12

                      SUBORDINATION OF THE NOTE GUARANTEES

Section 12.01. Agreement To Subordinate.......................................75
Section 12.02. Liquidation, Dissolution, Bankruptcy...........................75
Section 12.03. Default on Designated Senior Indebtedness of a Note
                 Guarantor....................................................75
Section 12.04. Demand for Payment.............................................76
Section 12.05. When Distribution Must Be Paid Over............................77
Section 12.06. Subrogation....................................................77
Section 12.07. Relative Rights................................................77
Section 12.08. Subordination May Not Be Impaired by a Note Guarantor..........77
Section 12.09. Rights of Trustee and Paying Agent.............................77
Section 12.10. Distribution or Notice to Representative.......................78
Section 12.11. Article12 Not To Prevent Events of Default or Limit Right To
               Accelerate.....................................................78
Section 12.12. Trustee Entitled To Rely.......................................78
Section 12.13. Trustee To Effectuate Subordination............................79
Section 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of a
               Note Guarantor.................................................79
Section 12.15. Reliance by Holders of Senior Indebtedness of a Note Guarantor
               on Subordination Provisions....................................79
Section 12.16. Defeasance.....................................................79

                                   ARTICLE 13

                                  MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls...................................79
Section 13.02. Notices........................................................79

Section 13.03. Communication by Holders with Other Holders....................80
Section 13.04. Certificate and Opinion as to Conditions Precedent.............80
Section 13.05. Statements Required in Certificate or Opinion..................80
Section 13.06. When Notes Disregarded.........................................81
Section 13.07. Rules by Trustee, Paying Agent and Registrar...................81
Section 13.08. Legal Holidays.................................................81
Section 13.09. GOVERNING LAW..................................................81
Section 13.10. No Recourse Against Others.....................................82
Section 13.11. Successors.....................................................82
Section 13.12. Multiple Originals.............................................82
Section 13.13. Table of Contents; Headings....................................82

Appendix A -   Provisions Relating to Initial Notes, Private Exchange Notes
               and Exchange Notes
Exhibit A -    Form of Initial Note
Exhibit B -    Form of Exchange Note
Exhibit C -    Form of Supplemental Indenture
Exhibit D -    Form of Transferee Letter of Representation

                              INDENTURE dated as of August 4, 1999, among SCG
                        HOLDING CORPORATION, a Delaware corporation (the "Company"), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("SCI LLC" and, together with the Company, the "Issuers"), SCG (MALAYSIA SMP) HOLDING CORPORATION, SCG (CZECH) HOLDING CORPORATION, SCG (CHINA) HOLDING CORPORATION, SCG PUERTO RICO CORP. and SCG INTERNATIONAL DEVELOPMENT LLC, as guarantors (collectively, the "Note Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuers' 12% Senior Subordinated Notes due 2009 issued on the date hereof (the "Initial Notes"), (b) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Issuers' 12% Senior Subordinated Notes due 2009 (the "Exchange Notes") issued in the Registered Exchange Offer in exchange for any Initial Notes and (c) if and when issued as provided in the Registration Agreement, the Private Exchange Notes (such term and each other term used but not defined herein has the meaning assigned to such term in Sections 1.01 and 1.02; the Private Exchange Notes, together with the Initial Notes and any Exchange Notes issued hereunder, the "Notes") issued in the Private Exchange. Except as otherwise provided herein, the Notes will be limited to $400,000,000 in aggregate principal amount outstanding.

                                   ARTICLE 1

                   Definitions And Incorporation By Reference

SECTION 1.01. Definitions.

            "Acquired Debt" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person) and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Disposition" means any sale, lease (other than an operating lease), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) that have a Fair Market Value in excess of $5 million, (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Capital Stock by a Subsidiary to the Company or to a Restricted Subsidiary, (iii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (iv) a disposition of assets with a Fair Market Value of less than $5 million, (v) a Sale/Leaseback Transaction with respect to any assets within 90 days of the acquisition of such assets, (vi) a disposition of Temporary Cash Investments, the proceeds of which are used within five business days to make another Permitted Investment, (vii) a disposition of obsolete, uneconomical, negligible, worn out or surplus property or equipment in the ordinary course of business and the periodic clearance of aged inventory, (viii) any exchange of like-kind property of the type described in Section 1031 of the Code for use in a Permitted Business, (ix) the sale or disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any secured Investment or any other transfer of title with respect to any secured Investment in default, (x) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice, (xi) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and (xii) a sale of accounts receivable and related assets pursuant to a Receivables Facility. Notwithstanding the foregoing, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Sections 4.08 and 5.01 and not by the provisions of Section 4.06.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the number of years obtained by dividing
(a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the then outstanding sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or SCI LLC whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Stock" of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

            "Change of Control" means the occurrence of any of the following events:

                  (a) (i) any "person" (as such term is used in Section 13(d)(3)
            of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company or SCI LLC, whether as a result of issuance of securities of the Company or SCI LLC, any merger, consolidation, liquidation or dissolution of the Company or SCI LLC, any direct or indirect transfer of securities by any Permitted Holder or otherwise, and (ii) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or SCI LLC than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or SCI LLC, as the case may be;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or the similar governing body of SCI LLC, as the case may be (together with any new directors or members of such governing body, as the case may be, whose election by such board of directors of the Company or the governing body of SCI LLC, as the case may be, or whose nomination for election by the shareholders of the Company or the members of SCI LLC, as the case may be, was approved by a vote of a majority of the directors of the Company or a majority of the members of the governing body of SCI LLC, as the case may be, then still in office who were either directors or members of such governing body, as the case may be, at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company or a majority of the members of the governing body of SCI LLC, as the case may be, then in office;

                  (c) the adoption of a plan relating to the liquidation or
            dissolution of the Company or SCI LLC (other than a plan with respect to SCI LLC adopted solely for the purpose of reorganizing SCI LLC as a corporation); or

                  (d) the merger or consolidation of the Company or SCI LLC with or into another Person or the merger of another Person with or into the Company or SCI LLC, or the sale of all or substantially all the assets of the Company or SCI LLC to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company or SCI LLC that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or SCI LLC are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee or a Person controlling such surviving Person or transferee.

            "Closing Date" means the date of this Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the Securities and Exchange Commission.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (in each case other than Indebtedness Incurred under any revolving credit facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case if such Indebtedness has been permanently repaid and has not been replaced, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness is permanently reduced, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned any interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the

Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations shall reflect any pro forma expense and cost reductions attributable to such acquisitions, to the extent such expense and cost reduction would be permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company or its Restricted Subsidiaries in such period but not included in such interest expense, without duplication
(a) interest expense attributable to Capitalized Lease Obligations and the imputed interest with respect to Attributable Debt, (b) amortization of debt discount, (c) amortization of debt issuance costs (other than any such costs associated with the Bank Indebtedness, the Notes, the Exchange Notes, the Junior Subordinated Note or otherwise associated with the Transactions), (d) capitalized interest, (e) noncash interest expense other than any noncash interest expense in connection with the Junior Subordinated Note, (f) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (g) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; (h) net costs associated with Hedging Obligations (including amortization of fees) (other than any such costs associated with the Bank Indebtedness, the Notes, the Exchange Notes, the Junior Subordinated Note or otherwise associated with the Transactions), (i) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or another Restricted Subsidiary, other than accumulated but unpaid dividends on the SCG Holding Preferred Stock, (j) interest Incurred in connection with investments in discontinued operations and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction (including in connection with a Receivables Facility) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets as contemplated by the definition of "Receivables Facility" shall be included in Consolidated Interest Expense.

            "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that:

                  (a) any net income of any Person (other than the Company), if such Person is not a Restricted Subsidiary, shall be excluded from such Consolidated Net Income, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (b) any net income (or loss) of any Person acquired by the
            Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded from such Consolidated Net Income;

                  (c) any net income (or loss) of any Restricted Subsidiary
            to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or is, directly or indirectly, restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders or other holders of its equity, shall be excluded from such Consolidated Net Income, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated

            Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (d) any gain (or loss) realized upon the sale or other
            disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded from such Consolidated Net Income (without regard to abandonments or reserves related thereto);

                  (e) any extraordinary gain or loss shall be excluded from such
            Consolidated Net Income;

                  (f) the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income;

                  (g) gains or losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded from such Consolidated Net Income;

                  (h) only for the purposes of the definition of EBITDA,
            one-time cash charges recorded in accordance with GAAP resulting from any merger, recapitalization or acquisition transaction shall be excluded from such Consolidated Net Income; and

                  (i) the amortization of any premiums, fees or expenses
            incurred in connection with the Transactions or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including noncash write-ups and noncash charges relating to inventory and fixed assets, in each case arising in connection with the Transactions) and 17 (including noncash charges relating to intangibles and goodwill arising in connection with the Recapitalization), in each case in connection with the Transactions, shall be excluded from such Consolidated Net Income.

            "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Agreement" means the credit agreement dated as of August 4, 1999, among SCI LLC, the Company and the Subsidiaries of the Company named therein, the lenders named therein and The Chase Manhattan Bank, as administrative agent, collateral agent and syndication agent, DLJ Capital Funding, Inc., as co-documentation agent, Lehman Commercial Paper Inc., as co-documentation agent, and Credit Lyonnais New York Branch, as co-documentation agent, including any collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof (except to the extent that any such amendment, supplement, modification, extension, renewal, restatement or refunding would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

            "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Senior Indebtedness" of the Company means (a) the Bank Indebtedness and (b) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture. "Designated Senior Indebtedness" of SCI LLC and of a Note Guarantor has a correlative meaning.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of clauses (a), (b) and (c) on or prior to 90 days after the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes shall be deemed Disqualified Stock; provided further, however, that (i) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 90 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08,
(ii) a class of Capital Stock shall not be Disqualified Stock hereunder solely as a result of any maturity or redemption that is conditioned upon, and subject to, compliance with the Section 4.04 and (iii) Capital Stock issued to any plan for the benefit of employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

            "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on income or profits of the Company and its Consolidated Restricted Subsidiaries,
(b) Consolidated Interest Expense, (c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries; (d) amortization expense (including amortization of goodwill and other intangibles) of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (e) all other noncash expenses or losses of the Company and its Consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period); (f) any non-recurring fees, expenses or charges realized by the Company and its Restricted Subsidiaries for such period related to any offering of Capital Stock or Incurrence of Indebtedness permitted to be Incurred under this Indenture; (g) Recapitalization Related Special Charges of the Company and its Restricted Subsidiaries incurred on or prior to December 31, 2001 and in the aggregate not exceeding $50 million; (h) noncash dividends on SCG Holding Preferred Stock; and minus all noncash items increasing Consolidated Net Income of such Person for such Period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or similarly distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained) or is not, directly or indirectly, restricted by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or other holders of its equity.

            "Exchange Act" means the Securities Exchange Act of 1934.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market

Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

            "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in
(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any Indebtedness.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" means the Person in whose name a Note is registered on the Registrar's books.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing immediately after the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination, without duplication, the following items if and to the extent that any of them (other than items specified under clauses (c), (h), (i) and (j) below) would appear as a liability or, in the case of clause (f) only, Preferred Stock on the balance sheet of such Person, prepared in accordance with GAAP, on such date:

                  (a) the principal amount of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (b) the principal amount of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

                  (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (e) all Capitalized Lease Obligations and all Attributable
            Debt of such Person;

                  (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

                  (h) Hedging Obligations of such Person;

                  (i) all obligations of such Person in respect of a Receivables
            Facility; and

                  (j) all obligations of the type referred to in clauses (a)
            through (i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above, at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unaccreted portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement but excluding commission, travel and similar advances to officers, consultants and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

            "Junior Subordinated Note" means the junior subordinated note of SCI LLC to be issued as part of the Transactions in the principal amount of $91 million, which will be subordinated to the Notes.

            "Issue Date" means the date on which the Initial Notes are originally issued.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "liquidated damages" means any liquidated damages payable under a Registration Agreement.

            "Motorola" means Motorola, Inc., a Delaware corporation.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (a) all direct costs relating to such Asset Disposition, including all legal, title, accounting and investment banking fees, and recording tax expenses, sales and other commissions and other fees and relocation expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, (b) all payments made on any Indebtedness that (i) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or (ii) must, by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Note Guarantee" means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

            "Note Guarantor" means any Subsidiary that has issued a Note Guarantee.

            "Notes" means the Notes issued under this Indenture.

            "Offering Memorandum" means the offering memorandum relating to the issuance of the Notes dated July 28, 1999.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. "Officer" of SCI LLC and of a Note Guarantor has a correlative meaning.

            "Officers' Certificate" means a certificate signed by two Officers of each Person issuing such certification. For the avoidance of doubt, any Officers' Certificate to be delivered by the Issuers pursuant to this Indenture shall be signed by two Officers of each Issuer.

            "Opinion of Counsel" means a written opinion (subject to customary assumptions and exclusions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, SCI LLC, a Note Guarantor or the Trustee.

            "Permitted Business" means any business engaged in by the Issuers or any Restricted Subsidiary on the Closing Date and any Related Business.

            "Permitted Holders" means TPG Partners II, L.P. and its Affiliates and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or SCI LLC's Capital Stock.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary (a) in the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however , that the primary business of such Restricted Subsidiary is a Permitted Business; (b) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;
(c) in Temporary Cash Investments; (d) in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) in loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $5 million in the aggregate outstanding at any one time; (g) in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (h) in any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06 or a transaction not constituting an Asset Disposition by reason of the $1 million threshold contained in the definition thereof; (i) that constitutes a Hedging Obligation or commodity hedging arrangement entered into for bona fide hedging purposes of the Company in the ordinary course of business and otherwise in accordance with this Indenture; (j) in securities of any trade creditor or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer; (k) acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (l) existing as of the Closing Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Closing Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Closing Date, of the original Investment so extended, modified or renewed); (m) consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and otherwise in accordance with this Indenture; (n) in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Facility permitted under Section 4.03; provided that, in the good faith determination of the Board of Directors, such Investment is necessary or advisable to effect such Receivables Facility; (o) consisting of intercompany Indebtedness permitted under Section 4.03; (p) the consideration for which consists solely of shares of common stock of the Company; and (q) so long as no Default shall have occurred and be continuing (or result therefrom), in any Person engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) that are at the time outstanding (and measured on the date made and without giving effect to subsequent changes in value), not to exceed $15 million.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act, other than public offerings with respect to the Company's common stock registered on Form S-8.

            "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of all or a portion of such asset, including additions and improvements; provided, however, that such Indebtedness is Incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset or the relevant addition or improvement.

            "Qualified Proceeds" means any of the following or any combination of the following: (a) cash, (b) Temporary Cash Investments, (c) the Fair Market Value of assets that are used or useful in the Permitted Business and (d) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock, (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary.

            "Recapitalization Related Special Charges" means separately delineated costs on the income statement of the Company that are characterized as non-recurring expenses and are associated with the Recapitalization of the Company consisting of costs related to (a) branding and marketing, (b) consulting and information technology, (c) recruiting and employee retention bonuses and (d) facility or office relocations.

            "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary pursuant to arrangements customary in the industry.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and (d) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any business related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

            "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness as identified to the Trustee pursuant to a written notice from either of the Issuers or any Note Guarantor.

            "Restricted Subsidiary" means any Subsidiary of the Company (including SCI LLC) other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SCG Holding Preferred Stock" means mandatorily redeemable preferred stock of the Company issued in connection with the Transactions.

            "SCI LLC" means Semiconductor Components Industries, LLC until a successor replaces it and, thereafter, means the successor.

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

            "Securities Act" means the Securities Act of 1933.

            "Senior Indebtedness" of the Company, SCI LLC or any Note Guarantor, as applicable, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, SCI LLC or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company, SCI LLC or any Note Guarantor, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Notes or such Note Guarantor's Note Guarantee; provided, however , that Senior Indebtedness shall not include (a) any obligation of the Company or SCI LLC to any Subsidiary of the Company or any obligation of such Note Guarantor to the Company, SCI LLC or any other Subsidiary of the Company,
(b) any liability for Federal, state, local or other taxes owed or owing by the Company, SCI LLC or such Note Guarantor, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company, SCI LLC or such Note Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinated or junior in right of payment to any other Indebtedness or obligation of the Company, SCI LLC or such Note Guarantor, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

            "Senior Subordinated Indebtedness" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior

Indebtedness. "Senior Subordinated Indebtedness" of a Note Guarantor has a correlative meaning.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

            "SMP" means Surface Mount Products Malaysia Sdn. Bhd., a company organized under the laws of Malaysia.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Notwithstanding the foregoing, with respect to the Company, the term "Subsidiary" also shall include the following Persons:
Tesla Sezam, a.s., Terosil, a.s. and Leshan-Phoenix Semiconductor Co. Ltd, so long as the Company directly or indirectly owns more than 50% of the Voting Stock or economic interests of such Person.

            "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing not more than one year from the date of acquisition thereof, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with a bank or trust company that is organized under the laws of the United States of America, any state thereof (including any foreign branch of any of the foregoing) or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above or clause (e) below entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America having at the time as of which any investment therein is made one of the two highest ratings obtainable from either Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any foreign government or any state, commonwealth or territory or by any political subdivision or taxing authority thereof, and, in each case, having one of the two highest ratings obtainable from either S&P or Moody's; and (f) investments in funds investing exclusively in investments of the types described in clauses
(a) and (e) above.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.77aaa-77bbbb) as in effect on the Closing Date.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transactions" has the meaning assigned thereto in the Offering Memorandum.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any vice president, assistant vice president or trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

            SECTION 1.02. Other Definitions. The following terms have the definitions set forth in the Sections listed below.

                                                          Defined in
Term                                                        Section
----                                                    --------------
"Affiliate Transaction"...............................       4.07(a)
"Appendix"............................................       Preamble
"Bankruptcy Law"......................................       6.01
"beneficially own"....................................       1.01
"Blockage Notice".....................................       10.03
"Change of Control Offer".............................       4.08(b)
"covenant defeasance option"..........................       8.01(b)
"Custodian"...........................................       6.01
"Definitive Notes"....................................       Appendix
"Event of Default"....................................       6.01
"Exchange Notes"......................................       Preamble
"Global Notes"........................................       Appendix
"Guarantee Blockage Notice"...........................       12.03
"Guaranteed Obligations"..............................       11.01
"Guaranteed Payment Blockage Period"..................       12.03
"incorporated provision"..............................       13.01
"Initial Notes".......................................       Preamble
"legal defeasance option".............................       8.01(b)
"Legal Holiday".......................................       13.08
"Notice of Default"...................................       6.01
"Offer"...............................................       4.06(b)
"Offer Amount"........................................       4.06(c)(ii)
"Offer Period"........................................       4.06(c)(ii)
"pay its Guarantee"...................................       12.03

                                                          Defined in
Term                                                        Section
----                                                    --------------
"pay the Notes".......................................       10.03
"Paying Agent"........................................       2.03
"Payment Blockage Period".............................       10.03
"Private Exchange"....................................       Appendix
"Private Exchange Notes"..............................       Appendix
"protected purchaser".................................       2.07
"Purchase Date".......................................       4.06(c)(i)
"Registered Exchange Offer"...........................       Appendix
"Registrar"...........................................       2.03
"Required Information"................................       4.02
"Restricted Payment"..................................       4.04(a)
"Successor Company"...................................       5.01(a)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the Commission.

            "indenture securities" means the Notes and the Note Guarantees.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, the Note Guarantors and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) unsecured Indebtedness shall not be deemed to be
            subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (h) the principal amount of any Preferred Stock shall be (i)
            the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                                    The Notes

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Initial Notes and the Trustee's certificate of authentication and (b) Private Exchange Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or any Note Guarantor are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

            SECTION 2.02. Execution and Authentication. One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate and make available for delivery Notes as set forth in the Appendix.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. (a) The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.

            (b) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any of their domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

            (c) The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee.

            SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Issuers shall deposit with the Paying Agent (or if either of the Issuers or a Subsidiary of the Issuers is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, shall notify the Trustee of any default by the Issuers in making any such payment. If either of the Issuers or a Subsidiary of the Issuers acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

            Prior to the due presentation for registration of transfer of any Note, the Issuers, the Note Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, any Note Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

            Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any

Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

            All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof.

            Every replacement Note is an additional obligation of the Issuers.

            Upon the issuance of any replacement Note under this Section 2.07, the Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection therewith.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

            SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers hold the Note.

            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and liquidated damages, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuers, without charge to the Holder.

            SECTION 2.10. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuers pursuant to written direction by an Officer. The Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

            SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12. CUSIP and "ISIN" Numbers. The Issuers in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

            SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                   Article 3

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, they shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

            The Issuers shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuers to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

            SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

            The notice shall identify the Notes to be redeemed and shall state:

                  (i) the redemption date;

                  (ii) the redemption price and the amount of accrued interest to the redemption date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (v) if fewer than all the outstanding Notes are to be
            redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

                  (vi) that, unless the Issuers default in making such
            redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (vii) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

            (b) At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest and liquidated damages, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the related interest payment date, the accrued interest and liquidated damages, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Issuers shall deposit with the Paying Agent (or, if either of the Issuers or a Subsidiary of the Issuers is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and liquidated damages, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancelation. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. The Paying Agent shall promptly return to the Issuers upon their written request any money deposited with the Paying Agent by the Issuers that is in excess of the amounts necessary to pay the redemption price of and accrued interest and liquidated damages, if any, on all Notes to be redeemed.

            SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   Article 4

                                    Covenants

            SECTION 4.01. Payment of Notes. The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

            The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            SECTION 4.02. Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the Commission (or would be required to file with the Commission), copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (collectively, the "Required Information"); provided, however, that if any of the Required Information is filed with the Commission, the Company shall only be required to provide the Trustee copies of such Required Information. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA ss. 314(a).

            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company, SCI LLC or any Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2.25:1.

            (b) Notwithstanding Section 4.03(a), the Company and, to the extent specified, its Restricted Subsidiaries may Incur the following Indebtedness:

                  (i) Bank Indebtedness of the Company, SCI LLC or any Note
            Guarantor and any Receivables Facility in an aggregate principal amount not to exceed $1.025 billion less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness;

                  (ii) Indebtedness in respect of a Receivables Facility in an aggregate principal amount not to exceed the lesser of (1) the amount of all prepayments of principal applied to permanently reduce Indebtedness under Section 4.03(b)(i) and (2) $100 million;

                  (iii) Indebtedness of the Company owed to and held by any
            Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company or SCI LLC is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (3) if a Note Guarantor is the obligor, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor;

                  (iv) Indebtedness represented by the Junior Subordinated Note, the Notes, the Note Guarantees, the Exchange Notes, Guarantees of the Exchange Notes and any replacement Notes issued pursuant to this Indenture;

                  (v) Indebtedness outstanding on the Closing Date (other than the Indebtedness described in clause (ii), (iii) or (iv) of this
            Section 4.03(b));

                  (vi) Indebtedness consisting of Refinancing Indebtedness
            Incurred in respect of any Indebtedness described in Section 4.03(a) and in clauses (iv), (v), (vi), (vii), (x) and (xiii) of this
            Section 4.03(b);

                  (vii) Indebtedness consisting of Guarantees of (1) any
            Indebtedness permitted under Section 4.03(a), so long as the Person providing the Guarantee is a Note Guarantor or (2) any Indebtedness permitted under this Section 4.03(b);

                  (viii) Indebtedness of the Company or any of its Restricted
            Subsidiaries in respect of worker's compensation claims, self-insurance obligations, performance bonds, bankers' acceptances, letters of credit, surety, appeal or similar bonds and completion guarantees provided by the Company and the Restricted Subsidiaries in the ordinary course of their business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers' compensation claims, or the Incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within 30 days following such drawing or Incurrence;

                  (ix) Indebtedness under Interest Rate Agreements and Currency
            Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business;

                  (x) Purchase Money Indebtedness, mortgage financings and
            Capitalized Lease Obligations, in each case Incurred by the Company, SCI LLC or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Permitted Business, and in an aggregate principal amount not in excess of $25 million at any one time outstanding.

                  (xi) Indebtedness of the Company or any of its Restricted
            Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

                  (xii) Indebtedness arising from agreements of the Company or a
            Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary; provided that (1) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition and (2) such Indebtedness is not reflected in the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (2));

                  (xiii) Indebtedness of the Company or any of its Restricted
            Subsidiaries that is Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $25 million; or

                  (xiv) Indebtedness (other than Indebtedness permitted to be
            Incurred pursuant to Section 4.03(a) or any other clause of Section 4.03(b)) of the Company or any Restricted Subsidiary in an aggregate principal amount (or accreted value, as applicable) on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xiv) and then outstanding, shall not exceed $50 million, of which up to $25 million may be Incurred by Restricted Subsidiaries that are not Note Guarantors.

            (c) Notwithstanding the foregoing, neither the Company nor SCI LLC shall Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of such Person in reliance on Section 4.04(b)(ii) unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. Neither the Company nor SCI LLC shall Incur any Indebtedness if such Indebtedness is subordinated or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, neither the Company nor SCI LLC shall Incur any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Note Guarantor shall not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinated or junior in right of payment to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor shall not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

            (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness, (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses and
(iv) the aggregate amount of any Indebtedness Guaranteed pursuant to Section 4.03(b)(vii) will be included in the calculation of Indebtedness, but the corresponding amount of the Guarantee will not be so included.

            (e) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

            (f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that (i) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on August 1, 1999, and (ii) if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

            (g) The Company will not, and will not permit SCI LLC to, make any amendment to the Junior Subordinated Note which (i) makes the Junior Subordinated Note subordinated in right of payment to the Notes to a lesser extent than on the Closing Date or (ii) results or could result in any cash payment of principal, premium or interest in respect of the Junior Subordinated Note becoming due at any time prior to the date such payment would have been required in accordance with the terms of the Junior Subordinated Note as in effect on the Closing Date.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of the Company's or any Restricted Subsidiary's Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, other than the making of a Permitted Investment, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) make any Investment (other than a Permitted Investment) in any Person or (v) make or pay any interest or other distribution on the Junior Subordinated Note except interest or other distributions payable solely in Capital Stock (other than Disqualified Stock) or additional Junior Subordinated Notes (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment described in and not excluded from clauses (i) through (v) being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company could not Incur at least $1.00 of additional
            Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

                        (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                        (B) the aggregate Qualified Proceeds received by the
                  Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or
                  (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries);

                        (C) 100% of the aggregate Qualified Proceeds received by
                  the Company from the issuance or sale of debt securities of the Company or Disqualified Stock of the Company that after the Closing Date have been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries (less the amount of any cash or the Fair Market Value of any property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); provided, however, that no amount will be included in this clause (C) to the extent it is already included in Consolidated Net Income;

                        (D) in the case of any Investment by the Company or any
                  Restricted Subsidiary (other than any Permitted Investment) made after the Closing Date, the disposition of such Investment by, or repayment of such Investment to, the Company or a Restricted Subsidiary or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from such Investment, an aggregate amount equal to the lesser of (x) the aggregate amount of such Investment treated as a Restricted Payment pursuant to clause (iv) above and (y) the aggregate amount in cash received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution; provided, however, that no amount will be included in this clause (iv) to the extent it is already included in Consolidated Net Income;

                        (E) in the event the Company or any Restricted
                  Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment pursuant to clause
                  (iv) above; provided, however, that such Person is engaged in a Permitted Business; and

                        (F) the amount equal to the sum of (x) the net reduction
                  in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and treated as a Restricted Payment pursuant to clause (iv) above.

                  (b) The provisions of Section 4.04(a) shall not prohibit:

                  (i) any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries); provided, however, that (1) such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under
            Section 4.04(a)(3)(B);

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Restricted Subsidiary, other than the Junior Subordinated Note, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such purchase repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (iii) the repurchase, redemption or other acquisition or
            retirement for value of Disqualified Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or any Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.03; provided, however, that such repurchase, redemption or other acquisition or retirement for value will be excluded from the calculation of the amount of Restricted Payments;

                  (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                  (v) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.08 (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, that (1) at the time of such purchase, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (2) the Company would be able to Incur at least $1.00 of additional Indebtedness under Section 4.03 (a) above after giving pro forma effect to such Restricted Payment and
            (3) such purchase or redemption will be included in the calculation of the amount of Restricted Payments;

                  (vi) dividends paid within 60 days after the date of
            declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments (without duplication for declaration);

                  (vii) the repurchase, redemption or other acquisition or
            retirement for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2 million in any calendar year; provided further, however, that such repurchases, redemptions and other acquisitions or retirements for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (viii) the declaration and payment of any dividend (or the making of any similar distribution or redemption) to the holders of any class or series of Disqualified Stock of the Company, or SCI LLC or a Note Guarantor issued or Incurred after the Closing Date in accordance with Section 4.03; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such declaration or payment; and provided, further, that such payment will be excluded from the calculation of the amount of Restricted Payments; and provided, further, that under no circumstances shall this clause (viii) allow the payment of any dividend (or the making of any similar distribution or redemption) to the holders of any SCG Holding Preferred Stock;

                  (ix) cash payments in lieu of fractional shares issuable as dividends on Preferred Stock of the Company or any of its Restricted Subsidiaries; provided that such cash payments shall not exceed $20,000 in the aggregate in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such cash payments; and provided, further, that such cash payments will be excluded from the calculation of the amount of Restricted Payments;

                  (x) the payments described as uses of funds in connection with the Transactions under the caption "Sources and Uses of Proceeds" in the Offering Memorandum; or

                  (xi) other Restricted Payments in an aggregate amount not to exceed $20 million.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (b) make any loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries, except:

                  (i) any encumbrance or restriction pursuant to applicable law, regulation, order or an agreement in effect at or entered into on the Closing Date;

                  (ii) any encumbrance or restriction with respect to a
            Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c) (i) or (c) (ii) of this Section
            4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (c)(i) or (c)(ii) of this Section
            4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any agreement or amendment relating to such Refinancing are no less favorable to the Holders than the encumbrances and restrictions contained in the agreements relating to the Indebtedness so Refinanced;

                  (iv) any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (2) that is contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

                  (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (vi) contracts for the sale of assets containing customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                  (vii) agreements for the sale of assets containing customary restrictions with respect to such assets;

                  (viii) restrictions relating to the common stock of
            Unrestricted Subsidiaries or Persons other than Subsidiaries;

                  (ix) encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                  (x) encumbrances or restrictions existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

                  (xi) any encumbrance or restriction existing under or by
            reason of a Receivables Facility or other contractual requirements of a Receivables Facility permitted pursuant to Section 4.03; provided that such restrictions apply only to such Receivables Facility.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or other Qualified Proceeds (provided that the aggregate Fair Market Value of Qualified Proceeds (other than cash and Temporary Cash Investments) shall not exceed $10 million since the Closing Date) and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (1) first, (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than Preferred Stock) or (B) to the extent the Company or such Restricted Subsidiary elects, to acquire Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), in each case, within one year from the later of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that pending the final application of any such Net Available Cash under clause (1), the Company or such Restricted Subsidiary may temporarily reduce amounts available under revolving credit facilities or invest such Net Available Cash in Temporary Cash Investments; (2) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (1), to make an Offer to purchase Notes pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if the Company elects (or is required by the terms of any Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Notes and other Senior Subordinated Indebtedness of the Company, and (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), for general corporate purposes; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1), (2) or (3) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this
Section 4.06(a) exceeds $10 million.

            For the purposes of clause (a)(ii) of this Section 4.06 only, the following are deemed to be cash: (A) the assumption of any liabilities (as shown on the Company's or a Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability in connection with such Asset Disposition and (B) any securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash.

            (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness) pursuant to Section 4.06(a)(iii)(3), the Company shall be required to purchase Notes (and other Senior Subordinated Indebtedness) tendered pursuant to an offer by the Company to Holders for the Notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued and unpaid interest and liquidated damages, if any (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for pursuant to the terms thereof), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Subordinated Indebtedness), the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(3). The Company shall not be required to make an Offer for Notes (and other Senior Subordinated Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.06(a)(iii)(1) and Section 4.06(a)(iii)(2)) is less than $10 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and
(3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the address referred to in clause (iii).

                  (ii) Not later than the date upon which written notice of an
            Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). Not later than one Business Day before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount with written instructions for investment in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Notes (and other Senior Subordinated Indebtedness) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (iii) Holders electing to have a Note purchased shall be
            required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or Notes which were delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note or Notes purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes and any other Senior Subordinated Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (iv) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are no less favorable (other than in immaterial respects) to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in comparable arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $5 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) that, in the event that such Affiliate Transaction involves an amount in excess of $15 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

            (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to officers, employees, consultants and directors of the Company pursuant to plans approved by the Board of Directors and the payment of amounts or the issuance of securities pursuant thereto, (iv) loans or advances to employees consistent with prudent business practice, but in any event not to exceed $5 million in the aggregate outstanding at any one time,
(v) the payment of reasonable fees, compensation or employee benefit arrangements to and any indemnity provided for the benefit of directors, officers, consultants or employees of the Company or any Restricted Subsidiary in the ordinary course of business, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries (SMP being deemed a Restricted Subsidiary solely for purposes of this clause (vi) so long as the Company continues to own, directly or indirectly, at least 40% of the Voting Stock of SMP),(viii) payment of fees and expenses to TPG Partners II, L.P. or its Affiliates in connection with the Transactions on the terms described in the Offering Memorandum,

(ix) the payment of management, consulting and advisory fees to TPG Partners II, L.P. or its Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures, in an amount not to exceed $2 million in any calendar year and any related out-of-pocket expenses, (x) the agreements to be entered into with Motorola or its Affiliates as part of the Transactions as in effect on the Closing Date and on the terms described in the Offering Memorandum or any amendment or modification thereto or replacement thereof so long as any such amendment, modification or replacement thereof is not more disadvantageous to the Holders in any material respect than the related agreement as in effect on the Closing Date, (xi) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors or the senior management of the Company or its Restricted Subsidiaries, as applicable or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, or (xii) any transaction effected in connection with a Receivables Facility permitted under Section 4.03.

            SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Issuers repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase the Notes pursuant to this Section 4.08 in the event that they have exercised their right to redeem all the Notes under paragraph 5 of the Notes. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, SCI LLC shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 4.08(b).

            (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                  (ii) the circumstances and relevant facts and financial
            information regarding such Change of Control;

                  (iii) the repurchase date (which shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable laws, rules and regulations) nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

            (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (d) On the purchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            (f) In connection with any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

            (g) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to Change of Control Offers, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.09. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with Section 314(a)(4) of the TIA.

            SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.11. Future Note Guarantors. The Company shall cause (a) each Domestic Subsidiary and (b) each Foreign Subsidiary that enters into or has outstanding a Guarantee of any other Indebtedness of the Company or any Domestic Subsidiary, if the aggregate principal amount of Indebtedness of the Company and its Domestic Subsidiaries Guaranteed by all Foreign Subsidiaries exceeds $25 million, to become a Note Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary (other than a Receivables Subsidiary) to, engage in any business, other than a Permitted Business.

            SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (a) to the Company or another Restricted Subsidiary; (b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries own any Capital Stock of such Restricted Subsidiary; (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition; (d) directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary; or (e) in the case of a Restricted Subsidiary other than a wholly owned Restricted Subsidiary, the issuance by that Restricted Subsidiary of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority shareholders of the Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority shareholder if the minority holder does not acquire its pro rata amount), so long as the Company or another Restricted Subsidiary owns and controls at least the same percentage of the Voting Stock of, and economic interest in, such Restricted Subsidiary as prior to such issuance. The cash proceeds of any sale of Capital Stock permitted under clauses (b) and (c) shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with
Section 4.06.

                                   Article 5

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company and SCI LLC each shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the
            "Successor Company") shall be a corporation or, subject to the proviso below, a partnership or a limited liability company, in each case organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or SCI LLC, as the case may be) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company or SCI LLC, as the case may be under the Notes and this Indenture; provided, however, that at all times, at least one Issuer must be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the
            Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

                  (iv) the Company shall have delivered to the Trustee an
            Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company or SCI LLC, as the case may be, under this Indenture.

            (b) The Company shall not permit any Note Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) in the case of any Note Guarantor which is a Domestic Subsidiary, the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture ; provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of this Indenture, including Section 4.06 are complied with.

            (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or SCI LLC; (ii) the Company may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits; (iii) nothing herein shall limit any conveyance, transfer or lease of assets between or among any of the Company, SCI LLC and the Note Guarantors; and
(iv) clause (a)(iii) of this Section 5.01 shall not prohibit (1) a merger between the Company and a Person that owns all of the Capital Stock of the Company created solely for the purpose of holding the Capital Stock of the Company or (2) a merger between SCI LLC and a Person that owns all of the Capital Stock of SCI LLC created solely for the purpose of holding the Capital Stock of SCI LLC; provided, however, that the other terms of Section 5.01(a) are complied with.

                                   Article 6

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (a) the Company, SCI LLC or any Note Guarantor defaults in any payment of interest on any Note or in any payment of liquidated damages with respect thereto, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

            (b) the Company, SCI LLC or any Note Guarantor (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes, whether or not such redemption or purchase shall be prohibited by
Article 10;

            (c) the Company, SCI LLC or any Note Guarantor fails to comply with
Section 5.01;

            (d) the Company, SCI LLC or any Note Guarantor fails to comply with
Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12 or 4.13 (other than a failure to purchase Notes when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

            (e) the Company, SCI LLC or any Note Guarantor fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

            (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

            (g) the Company, SCI LLC or any other Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (i) commences a voluntary case;

            (ii) consents to the entry of an order for relief against it in an involuntary case;

            (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

            (iv) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company, SCI LLC or any other
            Significant Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Company, SCI LLC or any other
            Significant Subsidiary or for any substantial part of its property;
            or

                  (iii) orders the winding up or liquidation of the Company, SCI
            LLC or any other Significant Subsidiary;

            or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (i) with respect to any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent against the Company or any Restricted Subsidiary (i) an enforcement proceeding is commenced thereon by any creditor if such judgment or decree is final and nonappealable and the Company or such Restricted Subsidiary, as applicable, fails to stay such proceeding within 10 days thereafter or (ii) the Company or such Restricted Subsidiary, as applicable, fails to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days following the entry of such judgment or decree without being paid, discharged, waived or stayed; or

            (j) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Significant Subsidiary that is a Note Guarantor or Person acting by or on behalf of such Significant Subsidiary denies or disaffirms such Significant Subsidiary's obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified in this Indenture.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (d), (e), (f) or (j) above is not an Event of Default until the Trustee notifies the Issuers or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuers and the Trustee of the Default and the Issuers or the relevant Note Guarantor, as applicable, do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clauses (c), (d), (e), (f), (i) or (j), its status and what action the Issuers are taking or propose to take with respect thereto.

            SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company or SCI LLC) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Issuers, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company or SCI LLC occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(f), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any such Indebtedness have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such acceleration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive on behalf of the Holders of all of the Notes an existing Default and its consequences except
(a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in principal amount of the
            Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

            (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to holders of Senior Indebtedness of the Issuers to the extent required by Article 10 and to holders of Senior Indebtedness of the Note Guarantors to the extent required by Article 12;

            THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any liquidated damages and interest, respectively; and

            FOURTH: to the Issuers.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

            SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuers nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   Article 7

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers or any Note Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section
13.02 hereof from the Issuers, any Note Guarantor or any Holder.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15th beginning with May 15, 2000, the Trustee shall mail to each Holder a brief report dated as of such May 15th that complies with
Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

            A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services hereunder as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Each of the Issuers and each Note Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Note Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers' expense in the defense. The Trustee may have separate counsel and the Issuers and the Note Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuers and the Note Guarantors shall not be required to pay such fees and expenses if it assumes the Trustee's defense and, in the reasonable judgment of the Trustee's outside counsel, there is no conflict of interest between the Issuers and the Note Guarantors, on the one hand, and the Trustee, on the other hand, in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own wilful misconduct, negligence or bad faith.

            To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and liquidated damages, if any, on particular Notes.

            The Issuers' payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

            (i) the Trustee fails to comply with Section 7.10;

            (ii) the Trustee is adjudged bankrupt or insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA ss.310(b), any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA ss.310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   Article 8

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) Subject to Section 8.01(c), when (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Notes not previously delivered for cancelation have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Issuers irrevocably deposit with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.07) and liquidated damages, if any, and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

            (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (i) all of their obligations under the Notes and this Indenture ("legal defeasance option") and (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12 or 4.13 and the operation of
Section 5.01(a)(iii), 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Notes and this Indenture by exercising their legal defeasance option, the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

            If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) or 6.01(i) or because of the failure of the Company or SCI LLC to comply with
Section 5.01(a)(iii).

            Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

            (c) Notwithstanding the provisions of Sections 8.01(a) and 8.01(b), the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07,
7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. (a) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

            (i) the Issuers irrevocably deposit in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date and liquidated damages, if any;

            (ii) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

            (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Issuers occurs which is continuing at the end of the period;

            (iv) the deposit does not constitute a default under any other agreement binding on the Issuers and is not prohibited by Article 10;

            (v) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuers has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (viii) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

            (b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10 or 12.

            SECTION 8.04. Repayment to the Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee, and the Paying Agent shall have no further liability with respect to such monies.

            SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   Article 9

                                   Amendments

            SECTION 9.01. Without Consent of Holders. (a) The Issuers, the Note Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

            (i) to cure any ambiguity, omission, defect or inconsistency;

            (ii) to comply with Article 5;

            (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

            (iv) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuers (or Representatives therefor) under Article 10 or Article 12;

            (v) to add additional Note Guarantees with respect to the Notes;

            (vi) to secure the Notes;

            (vii) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

            (viii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

            (ix) to make any change that does not adversely affect the rights of any Holder; or

            (x) to provide for the issuance of the Exchange Notes or Private Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities.

            (b) An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior

Indebtedness of either Issuer then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

            SECTION 9.02. With Consent of Holders. (a) The Issuers, the Note Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

            (i) reduce the amount of Notes whose Holders must consent to an amendment;

            (ii) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Note;

            (iii) reduce the principal of or extend the Stated Maturity of any Note;

            (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
      Article 3;

            (v) make any Note payable in money other than that stated in the Note;

            (vi) make any change in Article 10 or Article 12 that adversely affects the rights of any Holder under Article 10 or Article 12;

            (vii) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

            (viii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

            (ix) modify the Note Guarantees in any manner adverse to the Holders.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of either Issuer then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section 9.02 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuers certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

            (b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

            SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuers and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

            SECTION 9.07. Payment for Consent. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   Article 10

                                  Subordination

            SECTION 10.01. Agreement To Subordinate. The Issuers each agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Issuers and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu in right of payment with all other Senior Subordinated Indebtedness of the Issuers and shall rank senior to all existing and future Subordinated Obligations of the Issuers; and only Indebtedness of the Issuers that is Senior Indebtedness of the Issuers shall rank senior to the Notes in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Notes shall be deemed to include any liquidated damages payable pursuant to the provisions set forth in the Notes and the Registration Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

            SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company or SCI LLC to their respective creditors upon a total or partial liquidation or a total or partial dissolution of the Company or SCI LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or SCI LLC or its property:

            (a) holders of Senior Indebtedness of the Company or SCI LLC, as the case may be, shall be entitled to receive payment in full of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on the Notes; and

            (b) until the Senior Indebtedness of the Company or SCI LLC, as the case may be, is paid in full, any payment or distribution to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes.

            SECTION 10.03. Default on Senior Indebtedness. The Issuers may not pay the principal of, premium (if any) or interest or liquidated damages, if any, on the Notes, make any deposit pursuant to Section 8.01 or otherwise repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (a) any Designated Senior Indebtedness of either of the Issuers is not paid when due or (b) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however, that the Issuers may pay the Notes without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.

            During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of either Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuers) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Designated Senior Indebtedness or (c) because no default with respect to any Designated Senior Indebtedness is continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03), the Issuers may resume payments on the Notes after the end of such Payment Blockage Period, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, and such Designated Senior Indebtedness has not been repaid in full.

            Not more than one Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this Section 10.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            SECTION 10.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Trustee (provided, that the Trustee shall have received written notice from the Issuers or a Representative identifying the Designated Senior Indebtedness for which such Representative is so designated, on which notice the Trustee shall be entitled to rely conclusively) shall promptly notify the holders of each Issuer's Designated Senior Indebtedness (or their Representative) of the acceleration. If any such Designated Senior Indebtedness of the Issuers is outstanding, the Issuers may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Article 10 otherwise permits payment at that time.

            SECTION 10.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the payment or distribution shall hold it in trust for holders of Senior Indebtedness of the Issuers and pay it over to them as their interests may appear.

            SECTION 10.06. Subrogation. After all Senior Indebtedness of the Issuers is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on such Senior Indebtedness.

            SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness of the Issuers. Nothing in this Indenture shall:

            (a) impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on and liquidated damages, if any, in respect of, the Notes in accordance with their terms; or

            (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuers to receive distributions otherwise payable to Holders.

            SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Issuers to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or by their failure to comply with this Indenture.

            SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 10. The Issuers, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuers may give the notice; provided, however, that, if an issue of Senior Indebtedness of either Issuer has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Issuers with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuers which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

            SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuers, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

            SECTION 10.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes and liquidated damages, if any, shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuers or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Issuers or any holder of Senior Indebtedness of the Issuers or any other creditor of the Issuers.

            SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the Representatives for the holders of Senior Indebtedness of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuers to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

            SECTION 10.14. Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Issuers as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuers and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuers or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuers shall be entitled by virtue of this Article 10 or otherwise.

            SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuers, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   Article 11

                                 Note Guarantees

            SECTION 11.01. Note Guarantees. (a) Each Note Guarantor hereby jointly and severally irrevocably and unconditionally Guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or liquidated damages, if any, in respect of the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

            (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other Note Guarantor; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b).

            (c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor's obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers' or such Note Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Note Guarantor.

            (d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

            (e) The Note Guarantee of each Note Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Note Guarantor and is made subject to such provisions of this Indenture.

            (f) Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

            (g) Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

            (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuers to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

            (i) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 11.01.

            (j) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

            (k) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) A Note Guarantee as to any Note Guarantor shall terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 11 upon (i) the merger or consolidation of such Note Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Note Guarantor is not the surviving entity of such consolidation or merger, (ii) the sale by the Company or any Subsidiary of the Company of the Capital Stock of such Note Guarantor (or by any other Person as a result of a foreclosure of any Lien on such Capital Stock securing Senior Indebtedness), where, after such sale, such Note Guarantor is no longer a Subsidiary of the Company, (iii) the sale, conveyance or transfer of all or substantially all the assets of such Note Guarantor to another Person other than the Company or a Subsidiary or Affiliate of the Company; provided, however, that each such merger, consolidation, sale, conveyance or transfer shall comply with Sections 4.06 and 5.01. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company). Notwithstanding the foregoing, if the Credit Agreement so requires, any Note Guarantor that has Guaranteed Indebtedness under the Credit Agreement and is being released from its Guarantee thereunder will be simultaneously released from its Note Guarantee hereunder unless an Event of Default has occurred and is continuing.

            SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

            SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 11.06. Execution of Supplemental Indenture for Future Note Guarantors. Each Subsidiary which is required to become a Note Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

            SECTION 11.07. Non-Impairment. The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

                                   Article 12

                      Subordination of the Note Guarantees

            SECTION 12.01. Agreement To Subordinate. Each Note Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of a Note Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Note Guarantor. The obligations hereunder with respect to a Note Guarantor shall in all respects rank pari passu in right of payment with all other Senior Subordinated Indebtedness of such Note Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Note Guarantor; and only Indebtedness of such Note Guarantor that is Senior Indebtedness of such Note Guarantor shall rank senior to the obligations of such Note Guarantor in accordance with the provisions set forth herein.

            SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor and its property:

            (a) holders of Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full of such Senior Indebtedness before Holders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Note Guarantor; and

            (b) until the Senior Indebtedness of such Note Guarantor is paid in full, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Note Guarantees.

            SECTION 12.03. Default on Designated Senior Indebtedness of a Note Guarantor. A Note Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or repurchase, redeem or otherwise retire any Notes (collectively, "pay its Guarantee") if (a) any Designated Senior Indebtedness of such Note Guarantor is not paid when due or (b) any other default on Designated Senior Indebtedness of such Note Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however, that such Note Guarantor may pay its Guarantee without regard to the foregoing if such Note Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of such Designated Senior Indebtedness with respect to which either of the events in clause (a) or (b) of this sentence has occurred and is continuing.

            During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Note Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Note Guarantor may not pay its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Note Guarantor and the Issuers) of written notice (a "Guarantee Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of such Note Guarantor specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (a) by written notice to the Trustee (with a copy to such Note Guarantor and the Issuers) from the Person or Persons who gave such Guarantee Blockage Notice, (b) by repayment in full of such Designated Senior Indebtedness or (c) because no default with respect to any Designated Senior Indebtedness is continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), such Note Guarantor may resume payments with respect to its Note Guarantee after the end of such Guarantee Payment Blockage Period, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and such Designated Senior Indebtedness has not been repaid in full.

            Not more than one Guarantee Blockage Notice may be given with respect to a Note Guarantor in any period of 360 consecutive days, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Note Guarantor during such period; provided, however, that if any Guarantee Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Note Guarantor other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Guarantee Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this Section 12.03, no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            SECTION 12.04. Demand for Payment. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Note Guarantor pursuant to Article 11, the Trustee (provided that the Trustee shall have received written notice from the Issuers, such Note Guarantor or a Representative identifying such Designated Senior Indebtedness, on which notice the Trustee shall be entitled to rely conclusively) shall promptly notify the holders of the Designated Senior Indebtedness of such Note Guarantor (or the Representative of such holders) of such demand. If any

Designated Senior Indebtedness of such Note Guarantor is outstanding, such Note Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Note Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

            SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Holders that because of this Article 12 should not have been made to them, the Holders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Note Guarantor and pay it over to them as their respective interests may appear.

            SECTION 12.06. Subrogation. After all Senior Indebtedness of a Note Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Note Guarantor. A distribution made under this Article 12 to holders of Senior Indebtedness of such Note Guarantor which otherwise would have been made to Holders is not, as between such Note Guarantor and Holders, a payment by such Note Guarantor on Senior Indebtedness of such Note Guarantor.

            SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Holders and holders of Senior Indebtedness of a Note Guarantor. Nothing in this Indenture shall:

            (a) impair, as between a Note Guarantor and Holders, the obligation of a Note Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in
      Article 11; or

            (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by a Note Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions otherwise payable to Holders.

            SECTION 12.08. Subordination May Not Be Impaired by a Note Guarantor. No right of any holder of Senior Indebtedness of a Note Guarantor to enforce the subordination of the obligations of such Note Guarantor hereunder shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.

            SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 12. A Note Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Note Guarantor may give the notice; provided, however, that if an issue of Senior Indebtedness of a Note Guarantor has a Representative, only the Representative may give the notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Note Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Note Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Note Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07 or any other Section of this Indenture.

            SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Note Guarantor to make a payment on any of the Guaranteed Obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Note Guarantor under such obligations. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Note Guarantor pursuant to Article 11.

            SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the Representatives for the holders of Senior Indebtedness of a Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Note Guarantor and other Indebtedness of a Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Note Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Note Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

            SECTION 12.13. Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of each of the Note Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of a Note Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the relevant Note Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Note Guarantor shall be entitled by virtue of this Article 12 or otherwise.

            SECTION 12.15. Reliance by Holders of Senior Indebtedness of a Note Guarantor on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            SECTION 12.16. Defeasance. The terms of this Article 12 shall not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described in Section 8.03.

                                   Article 13

                                  Miscellaneous

            SECTION 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, TIA ss.ss. 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                        if to the Issuers:

                        c/o SCG Holding Corporation
                        5005 E. McDowell Road
                        Phoenix, AZ 85008

                        Attention of: President

                        if to the Trustee:

                        State Street Bank and Trust Company
                        Goodwin Square
                        225 Asylum Street
                        Hartford, CT 06103

                        Attention of: Steven Cimalore
                        Corporate Trust Administration

            The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture (other than a request to authenticate the Initial Notes in accordance with this Indenture), the Issuers shall furnish to the Trustee:

            (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

            (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

            SECTION 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, Notes that are to be acquired by the Issuers, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Note Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

            SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 13.10. No Recourse Against Others. Neither Motorola nor any director, officer, employee, stockholder or member, as such, of the Issuers, any of the Note Guarantors or Motorola, shall have any liability for any obligations of the Issuers or any of the Note Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

            SECTION 13.11. Successors. All agreements of each of the Issuers and each Note Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              SCG HOLDING CORPORATION,
                              SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,
                              SCG (MALAYSIA SMP) HOLDING CORPORATION,
                              SCG (CZECH) HOLDING CORPORATION,
                              SCG (CHINA) HOLDING CORPORATION,
                              SEMICONDUCTOR COMPONENTS INDUSTRIES
                                 PUERTO RICO, INC.
                              SCG INTERNATIONAL DEVELOPMENT  LLC,

                              by /s/ George H. Cave
                                ----------------------------------------
                                Name:  George H. Cave
                                Title: Assistant Secretary


                              STATE STREET BANK AND TRUST COMPANY,

                              as Trustee

                              by /s/ Phillip G. Kane, Jr.
                                -----------------------------------------
                                Name:  Philip G. Kane, Jr.
                                Title: Vice President

                                                                      APPENDIX A

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

            1. Definitions

            1.1 Definitions

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

            "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

            "Definitive Note" means a certificated Initial Note, Private Exchange Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

            "Global Notes Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

            "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Initial Purchasers" means Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc.

            "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

            "Private Exchange" means an offer by the Issuers, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Notes held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

            "Private Exchange Notes" means the Notes of the Issuers issued in exchange for Initial Notes pursuant to this Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

            "Purchase Agreement" means the Purchase Agreement dated August 4, 1999, among the Issuers, the Note Guarantors and the Initial Purchasers.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registered Exchange Offer" means the offer by the Issuers, pursuant to the Registration Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

            "Registration Agreement" means the Exchange Offer and Registration Rights Agreement dated August 4, 1999, among the Issuers, the Note Guarantors and the Initial Purchasers.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Notes" means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

            "Restricted Notes Legend" means the legend set forth in Section 2.3(e)(i) herein.

            "Restricted Period", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (b) the Issue Date with respect to such Notes, which commencement date shall be notified by the Issuers to the Trustee.

            "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Rule 144A Notes" means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

            "Securities Act" means the Securities Act of 1933.

            "Shelf Registration Statement" means a registration statement filed by the Issuers in connection with the offer and sale of Initial Notes pursuant to the Registration Agreement.

            "Transfer Restricted Notes" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

            1.2 Other Definitions

            Term:                                        Defined in Section:
            -----                                        -------------------

"Agent Members"................................................ 2.1(c)
"IAI Global Note".............................................. 2.1(b)
"Global Note".................................................. 2.1(b)
"Regulation S Global Note"..................................... 2.1(b)
"Rule 144A Global Note"........................................ 2.1(b)

            2. The Notes

            2.1 Form and Dating

            (a) The Initial Notes issued on the date hereof are being (i) offered and sold by the Issuers pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

            (b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note") and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the "Regulation S Global Note"), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the "IAI Global Note") shall also be issued on the Closing Date, deposited with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are each referred to herein as a "Global Note" and are collectively referred to herein as "Global Notes", provided, that the term "Global Note" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 of this Appendix shall also include any Note in global form issued in connection with a Registered Exchange Offer or Private Exchange. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

            (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

            The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of this Appendix and pursuant to an order of the Issuers signed by two Officers of each Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Notes Custodian.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

            (d) Definitive Notes. Except as provided in Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

            2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by two Officers of each Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $400,000,000 (b) the (i) Exchange Notes for issue only in a Registered Exchange Offer and (ii) Private Exchange Notes for issue only in the Private Exchange, in the case of each of (i) and (ii) pursuant to the Registration Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $400,000,000 except as provided in Sections 2.07 and
2.08 of this Indenture.

            2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

            (i) to register the transfer of such Definitive Notes; or

            (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

            (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Notes are being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

                  (B) if such Definitive Notes are being transferred to the
            Issuers, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

                  (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) of this Appendix.

            (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, together with:

            (i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

            (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4 of this Appendix, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

            (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Cedel. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

            (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

            (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

            (d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (1) to the Issuers, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

            (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

            (e) Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) or
      (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Note shall bear the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

            (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or such Private Exchange Notes shall cease to apply and the requirements that any such Initial Notes or such Private Exchange Notes be issued in global form shall continue to apply.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

            (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes be issued in global form shall continue to apply, and Private Exchange Notes in global form with the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Private Exchange.

            (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

            (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

            (g) Obligations with Respect to Transfers and Exchanges of Notes.

            (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06 and 4.08 of this Indenture).

            (iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (h) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global
      Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            2.4 Definitive Notes

            (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer or Private Exchange shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuers within 90 days of such notice or after the Issuers become aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

            (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

            (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Issuers will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                       EXHIBIT A

            [FORM OF FACE OF INITIAL NOTE AND PRIVATE EXCHANGE NOTE]

                              [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR

RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________

                      12% Senior Subordinated Note due 2009

                                                                CUSIP No. ______
                                                                   ISIN No._____

            SCG Holding, a Delaware corporation, and Semiconductor Components Industries, LLC, a Delaware limited liability company, promise to pay to [Cede & Co.], or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Note attached hereto]1 on August 1, 2009.

            Interest Payment Dates: February 1 and August 1.

            Record Dates: January 15 and July 15.

----------
1     Use the Schedule of Increases and Decreases language if Note is in Global
      Form.

            Additional provisions of this Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                        SCG HOLDING CORPORATION,

                                        by______________________________________
                                          Name:
                                          Title:


                                        SEMICONDUCTOR COMPONENTS
                                         INDUSTRIES, LLC,

                                        by______________________________________
                                          Name:
                                          Title:

Dated:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,

      as Trustee, certifies
      that this is one of
      the Notes referred
      to in the Indenture.


By:________________________________
        Authorized Signatory

----------
*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

        [FORM OF REVERSE SIDE OF INITIAL NOTE AND PRIVATE EXCHANGE NOTE]

                      12% Senior Subordinated Note due 2009

1. Interest

            (a) SCG Holding Corporation, a Delaware corporation (the "Company"), and Semiconductor Components Industries, LLC ("SCI LLC" and together with the Company, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuers shall pay interest semiannually on February 1 and August 1 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 4, 1999 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            (b) Liquidated Damages. The Holder (as defined in the Indenture) of this Note is entitled to the benefits of an Exchange Offer and Registration Rights Agreement, dated as of August 4, 1999, among the Issuers, SCG (Malaysia
SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc. and SCG International Development LLC (collectively, the "Note Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to 120 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 180 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date (or in the case of a Shelf Registration Statement to be filed in response to any change in law or applicable interpretations thereof, within 60 days after the publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Issuers and the Note Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuers shall pay liquidated damages to each Holder of Transfer Restricted Notes, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Notes constituting Transfer Restricted Notes held by such Holder until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Notes" means (i) each Initial

Note until the date on which such Initial Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) each Initial Note or Private Exchange Note until the date on which such Initial Note or Private Exchange Note has been effectively registered under the Securities Act and is eligible to be disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Note or Private Exchange Note until the date on which such Initial Note or Private Exchange Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this paragraph (b), the Issuers shall not be required to pay liquidated damages
(i) during any Suspension Period or (ii) to a Holder of Transfer Restricted Notes if such Holder failed to comply with its obligations under the Registration Agreement.

2. Method of Payment

            The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, liquidated damages, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, liquidated damages, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Issuers issued the Notes under an Indenture dated as of August 4, 1999 (the "Indenture"), among the Issuers, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Notes are senior subordinated unsecured obligations of the Issuers limited to $400,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.07 and 2.08 of the Indenture). This Note is one of the [Initial] [Private Exchange] Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset dispositions. The Indenture also imposes limitations on the ability of the Issuers to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Issuers.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Issuers prior to August 1, 2004. On or after such date, the Notes shall be redeemable at the option of the Issuers, in whole or in part, on one or more occasions, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 1 of the years set forth below:

YEAR                                                    REDEMPTION PRICE
------------------------------------------------------------------------

2004..............................................................106.0%
2005..............................................................104.5%
2006..............................................................103.0%
2007..............................................................101.5%
2008 and thereafter...............................................100.0%

            In addition, prior to August 1, 2002, the Issuers may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings by the Company at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, (a) at least 65% of the original aggregate principal amount of the Notes remains outstanding and (b) such redemption is made within 90 days of the date of closing of the applicable Public Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

            The Notes are not subject to any sinking fund.

7. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Repurchase of Notes at the Option of Holders upon Change of Control

            Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Notes upon the occurrence of certain events.

9. Subordination

            The Notes are subordinated in right of payment to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each of the Issuers and each Note Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

            The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

11. Persons Deemed Owners

            Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13. Discharge and Defeasance

            Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuers and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuers (or any representative thereof) under such subordination provisions; (v) to add additional Note Guarantees with respect to the Notes;
(vi) to secure the Notes; (vii) to add to the covenants of the Issuers or to surrender rights and powers conferred on the Issuers; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;
(ix) to make any change that does not adversely affect the rights of any Holder; or (x) to provide for the issuance of the Exchange Notes or Private Exchange Notes.

15. Defaults and Remedies

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or SCI LLC) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or SCI LLC occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Issuers

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

            Neither Motorola, Inc. nor any director, officer, employee, stockholder or member, as such, of the Issuers, any Note Guarantor or Motorola, Inc. shall have any liability for any obligations of the Issuers or any of the Note Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. Governing Law

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP and ISIN Numbers

            The Issuers may have caused CUSIP and ISIN numbers to be printed on the Notes and directed the Trustee to use such CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE ISSUERS WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on
the books of the Issuers.  The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________ Your Signature: ____________________

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                           TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

|_| has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)   |_|   to the Issuers; or

(2)   |_|   to the Registrar for registration in the name of the Holder, without transfer; or

(3)   |_|   pursuant to an effective registration statement under the Securities
            Act of 1933; or

(4)   |_|   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)   |_|   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear and Cedel until the expiration of the Restricted Period (as defined in the Indenture); or

(6)   |_|   to an institutional "accredited investor" (as defined in Rule
            501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)   |_|   pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however , that if box
      (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                        ________________________________________
                                                      Your Signature

Signature Guarantee:

Date: _____________________________     ________________________________________
Signature must be guaranteed                    Signature of Signature
by a participant in a recognized                      Guarantee
signature guaranty medallion
program or other signature
guarantor acceptable to the Trustee

________________________________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________________     ________________________________________
                                          NOTICE: To be executed by an
                                                  executive officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

            The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:

                                   Amount of      Principal         Signature of
                 Amount of         increase in    amount of this    authorized
                 decrease in       Principal      Global Note       signatory of
                 Principal         Amount of      following such    Trustee or
Date of          Amount of this    this Global    decrease or       Notes
Exchange         Global Note       Note           increase          Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE ISSUERS PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION |_| CHANGE OF CONTROL |_|

            IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE ISSUERS PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________ YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)

SIGNATURE GUARANTEE:_______________________________________
                     SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]

                              [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                  $__________

                      12% Senior Subordinated Note due 2009

                                                        CUSIP No. ______
                                                              ISIN No.

            SCG Holding corporation, a Delaware corporation, and Semiconductor Components Industries, LLC, a Delaware limited liability company, promise to pay
to [Cede & Co.], or registered assigns, the principal sum [of           Dollars]
[listed on the Schedule of Increases or Decreases in Global Note attached hereto](2) on August 1, 2009.

            Interest Payment Dates:  February 1 and August 1.

            Record Dates:  January 15 and July 15.

----------
(2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

            Additional provisions of this Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                        SCG HOLDING CORPORATION,

                                        by______________________________________
                                          Name:
                                          Title:


                                        SEMICONDUCTOR COMPONENTS
                                          INDUSTRIES, LLC,

                                        by______________________________________
                                          Name:
                                          Title:

Dated:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,

      as Trustee, certifies
      that this is one of
      the Notes referred
      to in the Indenture.

      by___________________________________
              Authorized Signatory

*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                      12% Senior Subordinated Note due 2009

1. Interest.

            SCG Holding Corporation, a Delaware corporation (the "Company"), and Semiconductor Components Industries, LLC ("SCI LLC" and together with the Company, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuers shall pay interest semiannually on February 1 and August 1 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 4, 1999 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

            The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders (as defined in the Indenture) must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, liquidated damages, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, liquidated damages, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Issuers issued the Notes under an Indenture dated as of August 4, 1999 (the "Indenture"), among the Issuers, SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc. and SCG International Development LLC (collectively, the "Note Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Notes are senior subordinated unsecured obligations of the Issuers limited to $400,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.07 and 2.08 of the Indenture). This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset dispositions. The Indenture also imposes limitations on the ability of the Issuers to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Issuers.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Issuers prior to August 1, 2004. On or after such date, the Notes shall be redeemable at the option of the Issuers, in whole or in part, on one or more occasions, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 1 of the years set forth below:

YEAR                                                       PRICE REDEMPTION
---------------------------------------------------------------------------

2004.................................................................106.0%
2005.................................................................104.5%
2006.................................................................103.0%
2007.................................................................101.5%
2008 and thereafter..................................................100.0%

            In addition, prior to August 1, 2002, the Issuers may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings by the Company at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, (a) at least 65% of the original aggregate principal amount of the Notes remains outstanding and (b) such redemption is made within 90 days of the date of closing of the applicable Public Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

            The Notes are not subject to any sinking fund.

7. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Repurchase of Notes at the Option of Holders upon Change of Control

            Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Notes upon the occurrence of certain events.

9. Subordination

            The Notes are subordinated in right of payment to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each of the Issuers and each Note Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

            The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

11. Persons Deemed Owners

            Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13. Discharge and Defeasance

            Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuers and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuers (or any representative thereof) under such subordination provisions; (v) to add additional Note Guarantees with respect to the Notes;
(vi) to secure the Notes; (vii) to add to the covenants of the Issuers or to surrender rights and powers conferred on the Issuers; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (ix) to make any change that does not adversely affect the rights of any Holder; or (x) to provide for the issuance of the Exchange Notes or Private Exchange Notes.

15. Defaults and Remedies

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or SCI LLC) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or SCI LLC occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Issuers

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

            Neither Motorola, Inc. nor any director, officer, employee, stockholder or member, as such, of the Issuers, any Note Guarantor or Motorola, Inc. shall have any liability for any obligations of the Issuers or any of the Note Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. Governing Law

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP and ISIN Numbers

            The Issuers may have caused CUSIP and ISIN numbers to be printed on the Notes and directed the Trustee to use such CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE ISSUERS WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

            (Print or type assignee's name, address and zip code)

            (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on
the books of the Issuers.  The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

            The initial principal amount of this Global Note is $[        ]. The
following increases or decreases in this Global Note have been made:

                                   Amount of      Principal         Signature of
                 Amount of         increase in    amount of this    authorized
                 decrease in       Principal      Global Note       signatory of
                 Principal         Amount of      following such    Trustee or
Date of          Amount of this    this Global    decrease or       Notes
Exchange         Global Note       Note           increase          Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE ISSUERS PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION |_| CHANGE OF CONTROL |_|

            IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE ISSUERS PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________ YOUR SIGNATURE: ___________________________
                                 (SIGN EXACTLY AS YOUR NAME APPEARS
                                 ON THE OTHER SIDE OF THE NOTE)

SIGNATURE GUARANTEE:_______________________________________
                                 SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE

            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as
of          , among [GUARANTOR] (the "New Note Guarantor"), a subsidiary of SCG
Holding Corporation, a Delaware corporation (the "Company"), the Company, Semiconductor Components Industries, LLC ("SCI LLC" and, together with the Company and their successors and assigns, the "Issuers") (or their successors), SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, SCG Puerto Rico Corp., SCG International Development LLC and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

            WHEREAS the Issuers and SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc. and SCG International Development LLC (collectively, the "Existing Note Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of August 4, 1999, providing for the issuance of an aggregate principal amount of up to $400,000,000 of 12% Senior Subordinated Notes due 2009 (the "Notes");

            WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Note Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Note Guarantor shall unconditionally guarantee all the Issuers' obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Existing Note Guarantors are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor, the Issuers, the Existing Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

            1. Agreement to Guarantee. The New Note Guarantor hereby agrees, jointly and severally with all the Existing Note Guarantors, to unconditionally guarantee the Issuers' obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

            2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

            3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        [NEW NOTE GUARANTOR],

                                        by______________________________________
                                          Name:
                                          Title:


                                       SCG HOLDING CORPORATION,

                                        by______________________________________
                                          Name:
                                          Title:


                                       SEMICONDUCTOR COMPONENTS INDUSTRIES LLC,

                                        by______________________________________
                                          Name:
                                          Title:

                                        SCG (MALAYSIA SMP) HOLDING CORPORATION,

                                        by______________________________________
                                          Name:
                                          Title:


                                        SCG (CZECH) HOLDING CORPORATION,

                                        by______________________________________
                                          Name:
                                          Title:


                                        SCG (CHINA) HOLDING CORPORATION,

                                        by______________________________________
                                          Name:
                                          Title:


                                        SEMICONDUCTOR COMPONENTS INDUSTRIES
                                          PUERTO RICO, INC.,

                                        by______________________________________
                                          Name:
                                          Title:


                                        SCG INTERNATIONAL DEVELOPMENT  LLC,

                                        by______________________________________
                                          Name:
                                          Title:


                                        STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee

                                        by______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT D

                                    Form of
                       Transferee Letter of Representation

SCG Holding Corporation
Semiconductor Components Industries, LLC
5005 E. McDowell Road
Phoenix, AZ 85008

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $________ principal amount of the 12% Senior Subordinated Notes due 2009 (the "Notes") of SCG Holding Corporation and Semiconductor Components Industries, LLC (the "Issuers").

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

            2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which any of the Issuers or any affiliate of either Issuer was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

                                        TRANSFEREE:____________________________,

                                        by:_____________________________________


                                       2